Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333-257915 Dated July 30, 2021 Investor Presentation August 2021

Important Notices and Disclaimers The Company has filed a registration statement (Commission File No. 333-257915), including a preliminary prospectus, with the Securities and Exchange Commission (“SEC”) for the offering discussed in this presentation. This registration statement has not yet been declared effective by the SEC. Before you invest, you should read the prospectus and the other documents the issuer has filed with the SEC for more complete information. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by contacting: Keefe, Bruyette & Woods, Inc., 787 Seventh Ave., 4th Floor, New York, New York 10019, Attention: Equity Capital Markets, or by calling (800) 966-1559, or by emailing kbwsyndicatedesk@kbw.com; or Truist Securities, Inc., 3333 Peachtree Road NE, 9th floor, Atlanta, Georgia 30326, Attention: Prospectus Department, or by emailing TruistSecurities.prospectus@Truist.com. Any statements in this presentation about our expectations, beliefs, plans, objectives, assumptions or future events or performance, including returns on assets and results of our asset/liability model forecasts, are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “project,” “seek,” “estimate,” “intend,” “indicate,” “designed,” “contemplated,” “plan,” “future,” “would,” and “should,” “could,” “continue,” “predict,” “target,” “strategies” and similar words and expressions of the future. Forward-looking statements involve known and unknown risks, uncertainties and assumptions, including the risks outlined under “Risk Factors” and elsewhere in the preliminary prospectus, which may cause action results, levels of activity, financial condition, performance or achievements to differ materially from any results, levels of activity, financial condition, performance or achievements expressed or implied by any forward-looking statement. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. The Company has no obligation to update any forward-looking statement to reflect changes since the date of the forward-looking statement, or conform these statements to actual results, unless required by law. This presentation contains non-GAAP financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Appendix 1 includes reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. We use certain non-GAAP financial measures, certain of which are included in this presentation, both to explain our results to stockholders and the investment community and in the internal evaluation and management of our businesses. The Company believes that these non-GAAP financial measures and the information they provide enable investors to better understand our performance. While we believe that these non-GAAP financial measures are useful in evaluating out performance, this information should be considered supplemental in nature and not as a substitute for or superior to the related information prepared in accordance with GAAP. All financial information as of and for the three and six month periods ended June 30, 2021 is preliminary and remains subject to further review, change and finalization. Such reviews could result in material changes, particularly with respect to material estimates and assumptions used in preparing this preliminary information, including the Company’s allowance for loan losses, fair values, and income taxes. Our independent registered public accounting firm, Mauldin and Jenkins, LLC, has not performed any review procedures with respect to this preliminary financial information. 2Important Notices and Disclaimers The Company has filed a registration statement (Commission File No. 333-257915), including a preliminary prospectus, with the Securities and Exchange Commission (“SEC”) for the offering discussed in this presentation. This registration statement has not yet been declared effective by the SEC. Before you invest, you should read the prospectus and the other documents the issuer has filed with the SEC for more complete information. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by contacting: Keefe, Bruyette & Woods, Inc., 787 Seventh Ave., 4th Floor, New York, New York 10019, Attention: Equity Capital Markets, or by calling (800) 966-1559, or by emailing kbwsyndicatedesk@kbw.com; or Truist Securities, Inc., 3333 Peachtree Road NE, 9th floor, Atlanta, Georgia 30326, Attention: Prospectus Department, or by emailing TruistSecurities.prospectus@Truist.com. Any statements in this presentation about our expectations, beliefs, plans, objectives, assumptions or future events or performance, including returns on assets and results of our asset/liability model forecasts, are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “project,” “seek,” “estimate,” “intend,” “indicate,” “designed,” “contemplated,” “plan,” “future,” “would,” and “should,” “could,” “continue,” “predict,” “target,” “strategies” and similar words and expressions of the future. Forward-looking statements involve known and unknown risks, uncertainties and assumptions, including the risks outlined under “Risk Factors” and elsewhere in the preliminary prospectus, which may cause action results, levels of activity, financial condition, performance or achievements to differ materially from any results, levels of activity, financial condition, performance or achievements expressed or implied by any forward-looking statement. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. The Company has no obligation to update any forward-looking statement to reflect changes since the date of the forward-looking statement, or conform these statements to actual results, unless required by law. This presentation contains non-GAAP financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Appendix 1 includes reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. We use certain non-GAAP financial measures, certain of which are included in this presentation, both to explain our results to stockholders and the investment community and in the internal evaluation and management of our businesses. The Company believes that these non-GAAP financial measures and the information they provide enable investors to better understand our performance. While we believe that these non-GAAP financial measures are useful in evaluating out performance, this information should be considered supplemental in nature and not as a substitute for or superior to the related information prepared in accordance with GAAP. All financial information as of and for the three and six month periods ended June 30, 2021 is preliminary and remains subject to further review, change and finalization. Such reviews could result in material changes, particularly with respect to material estimates and assumptions used in preparing this preliminary information, including the Company’s allowance for loan losses, fair values, and income taxes. Our independent registered public accounting firm, Mauldin and Jenkins, LLC, has not performed any review procedures with respect to this preliminary financial information. 2

Offering Summary Issuer Southern States Bancshares, Inc. SSBK / NASDAQ Global Select Ticker / Exchange $40.0 million comprised of $19.9 million primary and $20.1 million secondary Base Offering Size (based upon the midpoint of the range and excluding the overallotment option) Filing Range $19.00 - $21.00 per share Base Shares Offered 2,000,000 total, comprised of 996,429 primary and 1,003,571 secondary shares Overallotment Option 15% (all primary shares) Pro Forma Market Cap $174 million (based on the midpoint of range and excluding the overallotment option) 180 days for executive officers, directors, and certain pre-IPO shareholders Lock-Up General corporate purposes, which may include capital and liquidity to support our growth, Use of Proceeds and potential acquisition of other banks or closely related businesses Bookrunning Managers Keefe, Bruyette & Woods, A Stifel Company | Truist Securities Co-Managers Hovde Group | Performance Trust Capital Partners Expected Pricing Date August 11, 2021 3Offering Summary Issuer Southern States Bancshares, Inc. SSBK / NASDAQ Global Select Ticker / Exchange $40.0 million comprised of $19.9 million primary and $20.1 million secondary Base Offering Size (based upon the midpoint of the range and excluding the overallotment option) Filing Range $19.00 - $21.00 per share Base Shares Offered 2,000,000 total, comprised of 996,429 primary and 1,003,571 secondary shares Overallotment Option 15% (all primary shares) Pro Forma Market Cap $174 million (based on the midpoint of range and excluding the overallotment option) 180 days for executive officers, directors, and certain pre-IPO shareholders Lock-Up General corporate purposes, which may include capital and liquidity to support our growth, Use of Proceeds and potential acquisition of other banks or closely related businesses Bookrunning Managers Keefe, Bruyette & Woods, A Stifel Company | Truist Securities Co-Managers Hovde Group | Performance Trust Capital Partners Expected Pricing Date August 11, 2021 3

Overview of Southern States Bancshares, Inc. Legend Southern States Bancshares was founded in August 2007 by 75 current CEO and Chairman, Steve Whatley, and a group of Branches (15) Huntsville organizing directors LPO (1) 65 59 85 Management team with 200 years of collective experience in Anniston Atlanta Birmingham the banking industry and deep ties to local markets 20 Augusta Tuscaloosa Georgia 85 History of solid growth, top-tier profitability and a strong 65 Macon credit culture Auburn Alabama Columbus 85 Bifurcated growth strategy through organic growth and Montgomery Savannah disciplined M&A 75 65 Focused on being a dominant bank in our smaller markets and a competitive player in the larger metropolitan areas Mobile Valdosta Diversified loan portfolio complemented by low-cost, core funding base Q1 ‘21 Financial Highlights (1) (2) Assets ($B): $1.5 YoY Asset Growth : 19.5% NPLs / Loans: 0.36% Core Net Income ($M): $3.7 (1) (1) (2) Gross Loans ($B): $1.1 YoY Loan Growth : 13.9% LLR / Loans : 1.23% Core ROAA : 1.11% (1) Deposits ($B): $1.3 YoY Deposit Growth: 25.4% LTM NCOs / Avg. Loans: 0.08% NIM : 3.79% (1) (1) (2) Loans / Deposits : 81.1% YoY Core Deposit Growth: 27.8% TCE / TA : 9.1% Core Efficiency Ratio : 60.1% Source: S&P Global Market Intelligence; Company Documents Financial data as of the three months ended 3/31/21 unless otherwise noted Note: Core Deposits defined as total deposits less jumbo time deposits; jumbo time deposits classified as deposits larger than $250,000 4 (1) Excludes $61mm of PPP loans and any associated interest and fees as of 3/31/21 (2) Excludes $2.8mm pre-tax net gain on sale of $20.6mm USDA loan and $232 thousand pre-tax loss on sale of securities adjusted for taxes at 24.2%Overview of Southern States Bancshares, Inc. Legend Southern States Bancshares was founded in August 2007 by 75 current CEO and Chairman, Steve Whatley, and a group of Branches (15) Huntsville organizing directors LPO (1) 65 59 85 Management team with 200 years of collective experience in Anniston Atlanta Birmingham the banking industry and deep ties to local markets 20 Augusta Tuscaloosa Georgia 85 History of solid growth, top-tier profitability and a strong 65 Macon credit culture Auburn Alabama Columbus 85 Bifurcated growth strategy through organic growth and Montgomery Savannah disciplined M&A 75 65 Focused on being a dominant bank in our smaller markets and a competitive player in the larger metropolitan areas Mobile Valdosta Diversified loan portfolio complemented by low-cost, core funding base Q1 ‘21 Financial Highlights (1) (2) Assets ($B): $1.5 YoY Asset Growth : 19.5% NPLs / Loans: 0.36% Core Net Income ($M): $3.7 (1) (1) (2) Gross Loans ($B): $1.1 YoY Loan Growth : 13.9% LLR / Loans : 1.23% Core ROAA : 1.11% (1) Deposits ($B): $1.3 YoY Deposit Growth: 25.4% LTM NCOs / Avg. Loans: 0.08% NIM : 3.79% (1) (1) (2) Loans / Deposits : 81.1% YoY Core Deposit Growth: 27.8% TCE / TA : 9.1% Core Efficiency Ratio : 60.1% Source: S&P Global Market Intelligence; Company Documents Financial data as of the three months ended 3/31/21 unless otherwise noted Note: Core Deposits defined as total deposits less jumbo time deposits; jumbo time deposits classified as deposits larger than $250,000 4 (1) Excludes $61mm of PPP loans and any associated interest and fees as of 3/31/21 (2) Excludes $2.8mm pre-tax net gain on sale of $20.6mm USDA loan and $232 thousand pre-tax loss on sale of securities adjusted for taxes at 24.2%

Experienced Management Team

Our management team has over 200 years of collective experience in the banking industry



Steve Whatley

Founder, Chairman & CEO

- **1982-2006** Market President Colonial Bank
- **1980-1982** Vice President Commercial Lender AmSouth Bank
- **1978-1980** Vice President Trust Company Bank
- **1973-1978** Loan Officer/Mgt. Trainee Security Pacific Bank



Mark Chambers

President

- **2007-2019** SEVP & President Southeast Region Southern States Bank
- **2004-2007** Market President Wachovia Bank
- **1998-2004** Commercial Lender Aliant Bank



Lynn Joyce

SEVP & Chief Financial Officer

- **1992-2013** EVP & CFO First Financial Bank, a NASDAQ listed Financial Institution
- **1986-1992** Arthur Andersen & Co



Greg Smith

SEVP & Chief Risk and Credit Officer

- **2006-2019** SEVP & CCO Southern States Bank
- **1986-2006** Credit Admin, Commercial Loan Officer and Market President Regions Bank



Jack Swift

SEVP & Chief Operating Officer

- **2006-2019** SEVP & President Central Region Southern States Bank
- **1996-2006** Senior Vice President Colonial Bank
- **1992-1996** Vice President SouthTrust Bank

Company insiders own 15.3% of the common shares and equivalents(1)

(1) Refers to management and directors, excluding institutional owners and a director representative of an institutional owner and a direct representative or institutional owner

5

SOUTHERN STATES BANCSHARES, INC.

Our History and Growth August 2007 2007 2021 2 Branches 15 Branches and an LPO Established Anniston, AL headquarters and Opelika, AL Office with $31 million in capital at $10.00 per share Huntsville Huntsville 2008 65 65 Established a full-service banking office in Birmingham, AL Birmingham Athens Anniston 20 Birmingham Atlanta Anniston May 2012 Tuscaloosa Tuscaloosa Anniston 59 59 Acquired Alabama Trust Bank in Sylacauga, AL Columbus Opelika 16 Opelika Montgomery Savannah 75 2015 Montgomery Albany 65 Opened offices in Huntsville, AL, Carrollton, GA, and an Dothan 65 LPO in Atlanta, GA Valdosta Mobile Dothan Acquired Columbus Community Bank in Columbus, GA and opened a second location in Columbus Mobile Branch LPO 2016 Total Assets ($B) Opened Auburn, AL office Issued $4.5 million of 10 year subordinated notes $1.5 Completed $41.2 million capital raise at $14 per share $1.3 February 2017 $1.1 Completed $3.4 million local capital raise at $14 per share $0.9 $0.7 2018 $0.6 $0.5 Established a full-service banking office in Newnan, GA $0.3 $0.3 $0.3 $0.2 $0.2 $0.2 September 2019 $0.1 Closed acquisition of Small Town Bank in Wedowee, AL 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1'21 2020 through 2021 Hired 4 commercial bankers in Georgia franchise Source: S&P Global Market Intelligence; Company Documents 6 Dollars in billions Historical HighlightsOur History and Growth August 2007 2007 2021 2 Branches 15 Branches and an LPO Established Anniston, AL headquarters and Opelika, AL Office with $31 million in capital at $10.00 per share Huntsville Huntsville 2008 65 65 Established a full-service banking office in Birmingham, AL Birmingham Athens Anniston 20 Birmingham Atlanta Anniston May 2012 Tuscaloosa Tuscaloosa Anniston 59 59 Acquired Alabama Trust Bank in Sylacauga, AL Columbus Opelika 16 Opelika Montgomery Savannah 75 2015 Montgomery Albany 65 Opened offices in Huntsville, AL, Carrollton, GA, and an Dothan 65 LPO in Atlanta, GA Valdosta Mobile Dothan Acquired Columbus Community Bank in Columbus, GA and opened a second location in Columbus Mobile Branch LPO 2016 Total Assets ($B) Opened Auburn, AL office Issued $4.5 million of 10 year subordinated notes $1.5 Completed $41.2 million capital raise at $14 per share $1.3 February 2017 $1.1 Completed $3.4 million local capital raise at $14 per share $0.9 $0.7 2018 $0.6 $0.5 Established a full-service banking office in Newnan, GA $0.3 $0.3 $0.3 $0.2 $0.2 $0.2 September 2019 $0.1 Closed acquisition of Small Town Bank in Wedowee, AL 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1'21 2020 through 2021 Hired 4 commercial bankers in Georgia franchise Source: S&P Global Market Intelligence; Company Documents 6 Dollars in billions Historical Highlights

Investment Highlights


Experienced and Invested Leadership
Strong Organic Growth
Proven Bank M&A Strategy
Attractive Core Deposit Franchise
Diversified Loan Portfolio
Scalable Operating Model
SOUTHERN STATES BANCSHARES, INC.

Experienced and Invested Leadership

- Led by Chairman & CEO, Steve Whatley, with over 47 years of banking experience
- 15.3% insider ownership[1]

Strong Organic Growth

- Proven organic growth with 20.7% asset CAGR[2] since 2016
- Opportunistic commercial banker hirings driven by talent dislocation from recent bank consolidation in our markets

Proven Bank M&A Strategy

- Successfully executed three bank deals since 2012
- Disciplined M&A strategy with approximately 103 opportunities in target markets

Attractive Core Deposit Franchise

- 97.4% core deposits with cost of deposits of 0.39% for the three months ended March 31, 2021
- 36.0% demand deposit CAGR since 2016

Diversified Loan Portfolio

- Business-focused bank with diverse loan portfolio primarily consisting of owner-occupied business and investor-owned properties and projects
  - Owner-operated businesses: 49.7% of loans
  - Investor-owned properties or projects: 33.1% of loans
- Prudent underwriting standards and conservative risk culture

Scalable Operating Model

- Recent investment in people, infrastructure and technology
- Well positioned to realize operating leverage with additional scale

Financial Data as of 3/31/21 unless otherwise noted
(1) *Refers to management and directors, excluding institutional owners*
(2) *Excludes PPP loans*

7

SOUTHERN STATES BANCSHARES, INC.

Building Shareholder Value

Dividends Per Share[1]


16.8% CAGR
$0.10
$0.36
2012
Q1 '21

Tangible Book Value Per Share


5.7% CAGR
$10.32
$16.34
2012
Q1 '21

Our Strategic Focus

- Maintain focus on strong, profitable organic growth without compromising our pristine credit quality
- Expand into new markets by hiring commercial bankers
- Focus on high growth markets and further scaling our Atlanta franchise
- Evaluate strategic acquisition opportunities
- Lower our cost of funds and further grow our core deposit franchise
- Continue implementing technology to optimize customer service and provide efficient opportunities to scale the business
- Prudently manage capital between balance sheet growth and return to shareholders

Source: S&P Global Market Intelligence; Company Documents
(1) Annualized Q1 '21 dividend of $0.09 per share

8
SOUTHERN STATES BANCSHARES, INC.

Deep Presence in Current Markets

Combined Counties of Operation

Rank	Community Bank Rank[1]	Institution	Deposits ($M)	Market Share	Branches
1	--	Regions Financial Corp.	$9,420	19.7 %	80
2	--	Wells Fargo & Co.	5,232	10.9	51
3	--	The PNC Financial Services Group Inc.	5,150	10.7	54
4	--	Synovus Financial Corp.	5,089	10.6	32
5	--	Truist Financial Corp.	4,535	9.5	39
6	--	BancorpSouth Bank	2,480	5.2	25
7	--	ServisFirst Bancshares Inc.	2,138	4.5	4
8	--	South State Corp.	1,459	3.0	8
9	--	First Horizon Corp.	1,350	2.8	10
10	1	Southern States Bancshares Inc.	1,113	2.3	15
11	--	Bank OZK	904	1.9	8
12	2	Progress Financial Corp.	859	1.8	5
13	3	Auburn National Bancorp. Inc.	786	1.6	7
14	4	Oakworth Capital Inc.	635	1.3	1
15	--	Bank of America Corp.	635	1.3	5
16	5	Bryant Bank	610	1.3	6
17	6	Firstbanc of Alabama Inc.	604	1.3	9
18	--	Renasant Corp.	478	1.0	9
19	7	SouthPoint Bancshares Inc.	361	0.8	4
20	--	United Community Banks Inc.	357	0.7	3

Source: S&P Global Market Intelligence; FDIC
Deposit data as of 6/30/20
Combined counties include Calhoun, AL, Carroll, GA, Cleburne, AL, Coweta, GA, Jefferson, AL, Lee, AL, Madison, AL, Muscogee, GA, Paulding, GA, Randolph, AL, and Talladega, AL
Caps branches at $1 billion of deposits
(1) Community banks defined as institutions with less than $10 billion in assets

9

SOUTHERN STATES BANCSHARES, INC.

Robust Market Dynamics

Market Highlights

Atlanta, GA

- 9th largest Metro Area in the USA
- Voted 3rd metro area for corporate headquarters
- Ranked 13th Best Places for Business and Careers
- 16 Fortune 500 companies headquartered in Atlanta

Birmingham, AL

- Largest market in Alabama
- One of the lowest costs of living in America
- A top 10 moving destination for new college graduates
- University of Alabama Birmingham serves as an international leader in healthcare

Huntsville, AL

- Voted 3rd best place to live in the country by US News
- Highest concentration of engineers in the US
- A Top 10 best city for jobs in STEM
- Home of the Redstone Arsenal which includes the U.S. Space and Rocket Center, NASA's Marshall Space Flight Center, and the U.S. Army Aviation and Missile Command

Auburn / Opelika, AL

- One of the fastest growing MSAs in the Southeast
- Auburn University contributes $5.6 billion annually and 27,000 jobs to the Alabama economy
- A U.S. city with most job growth per USA Today
- Ranked 4th MSA for migration growth

Columbus, GA

- Fort Benning Military Base
  - U.S. Army Infantry and Armor Training Post
  - Columbus Chamber of Commerce estimates annual economic impact of $4.8 billion
- Major companies headquartered include Aflac and Total Systems Services, Inc.

'21 - '26 Projected Median HHI ($M)



$56.4
$56.7
$69.8
$73.1
$85.7
$67.8
Columbus MSA
Auburn-Opelika MSA
Birmingham MSA
Huntsville MSA
Atlanta MSA
National Average

'21 - '26 Projected Population Growth (%)



1.4%
2.5%
4.6%
4.6%
5.7%
2.9%
Birmingham MSA
Columbus MSA
Auburn-Opelika MSA
Huntsville MSA
Atlanta MSA
National Average

Major Employers

The Home Depot, Alabama Power, UPS, WestRock, KIA, Hyundai, Delta, Altec, Coca-Cola, UAB The University of Alabama at Birmingham, Chick-fil-A, Norfolk Southern, Aflac, Encompass Health

10

Source: U.S. Bureau of Labor Statistics; S&P Global Market Intelligence; Forbes; Money.com; Business Facilities; USA Today; Smartasset Financial Technology; US News; Auburn.edu

SOUTHERN STATES BANCSHARES, INC.

Loans and Deposits by Geography Metro vs. Community Markets By State $1,021 $1,021 Metro Georgia Alabama Community Markets 41% 45% Other $503 $503 (1)(2) Loans 38% 54% $228 $228 59% 55% 62% 77% 46% 100% 23% 2012 2016 Q1 '21 2012 2016 Q1 '21 $1,260 $1,260 8% 35% 56% (2) $520 $520 Deposits 21% 58% 66% $237 $237 30% 44% 6% 75% 49% 94% 34% 25% 2012 2016 Q1 '21 2012 2016 Q1 '21 Source: Company Documents Dollars in millions As of 3/31/21 Note: Metro defined as presence in any MSA with a 2021 population over 250,000 based on U.S. Census Bureau sources 11 (1) Excludes PPP Loans (2) Totals may not add to 100% due to roundingLoans and Deposits by Geography Metro vs. Community Markets By State $1,021 $1,021 Metro Georgia Alabama Community Markets 41% 45% Other $503 $503 (1)(2) Loans 38% 54% $228 $228 59% 55% 62% 77% 46% 100% 23% 2012 2016 Q1 '21 2012 2016 Q1 '21 $1,260 $1,260 8% 35% 56% (2) $520 $520 Deposits 21% 58% 66% $237 $237 30% 44% 6% 75% 49% 94% 34% 25% 2012 2016 Q1 '21 2012 2016 Q1 '21 Source: Company Documents Dollars in millions As of 3/31/21 Note: Metro defined as presence in any MSA with a 2021 population over 250,000 based on U.S. Census Bureau sources 11 (1) Excludes PPP Loans (2) Totals may not add to 100% due to rounding

Balance Sheet Growth Total Assets ($M) Total Loans ($M) PPP Loans PPP Loans $1,086 $1,459 $1,036 $61 $1,333 $61 $67 $67 $1,025 $969 $840 $1,398 $1,095 $1,266 $704 $888 $567 $736 $503 $629 2016 2017 2018 2019 2020 Q1 '21 2016 2017 2018 2019 2020 Q1 '21 (1) Total Deposits ($M) Loans / Deposits 95.5% $1,260 90.2% 90.0% $1,140 88.1% 85.0% $951 81.3% $776 $622 $520 2016 2017 2018 2019 2020 Q1 '21 2016 2017 2018 2019 2020 Q1 '21 Source: S&P Global Market Intelligence; Company Documents 12 (1) Excludes PPP loansBalance Sheet Growth Total Assets ($M) Total Loans ($M) PPP Loans PPP Loans $1,086 $1,459 $1,036 $61 $1,333 $61 $67 $67 $1,025 $969 $840 $1,398 $1,095 $1,266 $704 $888 $567 $736 $503 $629 2016 2017 2018 2019 2020 Q1 '21 2016 2017 2018 2019 2020 Q1 '21 (1) Total Deposits ($M) Loans / Deposits 95.5% $1,260 90.2% 90.0% $1,140 88.1% 85.0% $951 81.3% $776 $622 $520 2016 2017 2018 2019 2020 Q1 '21 2016 2017 2018 2019 2020 Q1 '21 Source: S&P Global Market Intelligence; Company Documents 12 (1) Excludes PPP loans

Proven M&A Strategy

		STB Small Town Bank "A Real Community Bank"	CCB Columbus Community Bank	Alabama Trust Bank
Company Overview	Target:	Small Town Bank	Columbus Community Bank	Alabama Trust Bank
	Location:	Wedowee, AL	Columbus, GA	Sylacauga, AL
	Branches:	Six Locations	One Location	One Location
	Close:	September 13, 2019	October 22, 2015	May 18, 2012
Transaction Highlights	Deal Value:	$50.0M	$21.4M	*FDIC Assisted Whole Bank Purchase & Assumption* *Net Bargain Purchase Gain booked of $4.4 million* *Bid Type: Discount Only*
	Stock / Cash Mix:	52% / 48%	100% Cash	
	Price / TBV:	139%	140%	
	Price / Earnings[2]:	14.2x	17.8x	
	Cost Savings:	~30%	~40%	
	EPS Accretion:	Double Digits	Double Digits	
	TBV Earnback:	Approx. 3 years	Less than 3 years	
Target Financials[1]	Assets ($M):	$241	$126	*Assets of approximately $53 million, Loans of $39M and deposits of $42M at time of announcement* *Southern States did not pay any premium to the FDIC to assume substantially all deposits of Alabama Trust* *Southern States purchased substantially all of the assets of the failed bank at a discount*
	Loans ($M):	113	101	
	Deposits ($M):	202	101	
	ROAA:	1.09%	0.97%	
	Net Interest Margin:	4.07%	4.35%	
	Cost of Deposits:	0.58%	0.60%	
	Core Deposits %:	96.2%	85.3%	

Source: S&P Global Market Intelligence
(1) As of the quarter prior to announcement
(2) Adjusted to exclude excess capital

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SOUTHERN STATES BANCSHARES, INC.

Capital Ratios (1) (1) TCE / TA Leverage Ratio 12.8% 12.0% 12.2% 11.3% 10.6% 10.1% 9.8% 9.6% 9.8% 9.1% 9.2% 9.2% 2016 2017 2018 2019 2020 Q1 '21 2016 2017 2018 2019 2020 Q1 '21 CET1 Ratio Total Risk-Based Capital Ratio 15.3% 15.1% 13.6% 13.4% 13.1% 12.7% 12.1% 11.5% 11.6% 11.2% 10.6% 10.2% 2016 2017 2018 2019 2020 Q1 '21 2016 2017 2018 2019 2020 Q1 '21 Source: S&P Global Market Intelligence; Company Documents 14 (1) Excludes PPP loansCapital Ratios (1) (1) TCE / TA Leverage Ratio 12.8% 12.0% 12.2% 11.3% 10.6% 10.1% 9.8% 9.6% 9.8% 9.1% 9.2% 9.2% 2016 2017 2018 2019 2020 Q1 '21 2016 2017 2018 2019 2020 Q1 '21 CET1 Ratio Total Risk-Based Capital Ratio 15.3% 15.1% 13.6% 13.4% 13.1% 12.7% 12.1% 11.5% 11.6% 11.2% 10.6% 10.2% 2016 2017 2018 2019 2020 Q1 '21 2016 2017 2018 2019 2020 Q1 '21 Source: S&P Global Market Intelligence; Company Documents 14 (1) Excludes PPP loans

Core Deposit Franchise • Core deposit growth initiatives continue to fuel our organic strategy • Bankers are incentivized to grow core deposits • Deposit gathering capabilities enhanced through technology • Minimal dependence on brokered deposits (1) Deposit Composition – Q1 ‘21 $1,400 Core Deposit Growth $1,228 CAGR $1,200 23% 3% $365 $1,103 Demand Deposits: 36.0% $291 Other Core Deposits: 22.0% $1,000 $904 29% $188 $800 $737 37% $134 1.34% $591 $600 8% $111 1.03% $471 $863 $812 $99 $400 $716 0.60% Deposit Type ($M) % of Total 0.52% $603 0.74% $480 Demand Deposits $365 29.0% $200 $372 NOW 95 7.5 0.39% Money Market & Savings 471 37.4 $0 Retail Time Deposits 296 23.5 2016 2017 2018 2019 2020 Q1 '21 Jumbo Time Deposits 32 2.6 Total Deposits $1,260 100.0 % Other Core Deposits Demand Deposits Cost of Deposits Source: S&P Global Market Intelligence; Company Documents Note: Jumbo Time Deposits classified as deposits larger than $250,000 15 (1) Core deposits are total deposits less jumbo time deposits

Historical Profitability Metrics

Core ROAA[1]



1.02%
0.85%
0.99%
0.74%
0.94%
1.11%
2016
2017
2018
2019
2020
Q1 '21

Core ROATCE[1]



14.2%
6.8%
9.0%
7.5%
10.2%
12.2%
2016
2017
2018
2019
2020
Q1 '21

Core Efficiency Ratio[1]



64.0%
63.0%
63.0%
61.8%
64.3%
60.1%
2016
2017
2018
2019
2020
Q1 '21

NII & NIE / Average Assets[1][2]



3.12%
2.75%
2.66%
2.48%
2.59%
2.56%
0.76%
0.47%
0.44%
0.68%
0.69%
0.58%
2016
2017
2018
2019
2020
Q1 '21
NII / AA
NIE / AA

Source: S&P Global Market Intelligence; Company Documents
Q1 '21 data annualized
(1) Q1 '21 core metrics exclude a $2.8mm pre-tax net gain on sale of a $20.6mm USDA loan and a $232 thousand pre-tax loss on sale of securities adjusted for taxes at 24.2%. See Appendix 1
(2) Excludes PPP loans

16

SOUTHERN STATES BANCSHARES, INC.

Asset / Liability Forecast and NIM Trends

Interest Rate Model


Change in Interest Rates (bps)
Forecast Change in Net Interest Income over a 12-Month Horizon as of 3/31/21 (%)
(300)
(9.7)
(200)
(4.4)
(100)
0.4
+100
4.6
+200
9.2
+300
13.8

Yield/Cost Analysis


5.53%
5.25%
5.43%
5.68%
4.93%
4.73%
4.53%
4.24%
4.06%
3.81%
3.64%
3.79%
2.27%
2.30%
2.38%
2.46%
2.43%
2.21%
0.52%
0.60%
1.03%
1.34%
0.73%
0.39%
2016
2017
2018
2019
2020
Q1 '21
Yield on Loans (1)
NIM (1)
Yield on Securities
Cost of Deposits

Source: S&P Global Market Intelligence; Company Documents
Note: Financial data as of the twelve months ended 12/31 each respective year or three months ended each quarter
(1) Excludes PPP loans

17

SOUTHERN STATES BANCSHARES, INC.

Recent Developments

Q2 '21 Highlights

- Strong balance sheet growth driven by continued deposit inflows and footprint-wide commercial lending efforts
- Core annualized net loan growth, excluding PPP credits, of 14.8% from March 31, 2021 to June 30, 2021 and of 16.0% from June 30, 2020 to June 30, 2021
- Realized net income of $3.9 million for the three months ended June 30, 2021, compared to $2.9 million for the three months ended June 30, 2020, driven primarily by robust loan growth
- As of June 30, 2021, we have $37.7 million of PPP loans remaining and 1 loan on deferral with a balance of $3.1 million
- We redeemed $4.5 million of subordinated debt with a fixed-rate coupon of 6.625% using proceeds from our holding company line of credit with a rate of 3-month LIBOR plus 250 bps

Q2 '21 Unaudited Preliminary Financial Results

(Dollars in thousands, except per share amounts)	As of June 30, 2020 (Unaudited)	As of March 31, 2021 (Unaudited)	As of June 30, 2021 (Unaudited)
Select Period End Balance Sheet Data			
Total Assets	$1,296,124	$1,459,236	$1,514,436
Total Loans	987,851	1,085,542	1,100,327
PPP Loans	71,677	60,846	37,764
Total Deposits	1,112,793	1,260,044	1,312,610
Tangible Common Equity	115,248	126,040	130,409
Tangible Book Value per Share	$15.02	$16.34	$16.90

(Dollars in thousands)	For the three months ended, June 30, 2020 (Unaudited)	March 31, 2021 (Unaudited)	June 30, 2021 (Unaudited)
Performance			
Core Net Income	$2,919	$3,750	$3,886
Core ROAA	0.93 %	1.11 %	1.05 %
Core ROATCE	10.4	12.2	12.1
Net Interest Margin (excl. PPP)	3.41	3.79	3.67
Efficiency Ratio	66.8	60.1	61.1
Cost of Deposits	0.84	0.39	0.35

Source: Company Documents
Preliminary and subject to review and finalization. See Important Notices and Disclaimers
Note: Q2 '21 core metrics exclude PPP fees and associated expenses, a $27 thousand pre-tax realized gain on sale of securities and $100 thousand in non-recurring IPO-related expenses; Q1 '21 core metrics exclude PPP fees, a $2.8 million pre-tax net gain on sale of a $20.6 million USDA loan and a $232 thousand pre-tax loss on the sale of securities adjusted for taxes at 24.2%

18

SOUTHERN STATES BANCSHARES, INC.

Granular Loan Portfolio Loan Composition Loans by Collateral Type Hotels/Motels Unsecur ed 7% Nur sing Homes Owner-Occupied CRE 7% 2% Equipment Far m 6% C&I 1% 31.7% Multi-Family Convenience Stor es 2.3% Non Owner-Occupied CRE 5% 5% 3.9% Shopping Center s Business Assets PPP 5% 3% Restaur ants 1-4 Family 11.1% Other 2% 6% 15.6% C&D Land 5% Chur ches Multifamily 10.0% 2% Office Consumer & Other 7% 19.8% 5.6% Residential Other Non-Owner 13% Occupied 5% (2) Other Owner C&D Concentration: 81% Retail Loan Yield : War ehouse Occupied Industr ial Stor age CRE Concentration: 255% 4.73% 5% 6% War ehouse 2% 6% Southern States Credit Philosophy Commercial Loan Growth ($M) Focus on providing credit to small and medium sized businesses $790 $752 $61 $67 Granular loan portfolio with an average loan size of $301,602 $557 $215 $173 $483 $162 (1) $351 100% of loans are in Southern States’ footprint $130 $278 $324 $345 $132 $255 $221 $111 Active participant in the PPP, providing ~580 loans totaling $102 $145 million in combined credit through 4/30/21 $126 $188 $169 $140 $132 $75 $41 2016 2017 2018 2019 2020 Q1 '21 We anticipate realizing ~$4 million in total PPP fees C&I Owner-Occupied CRE Non-Owner-Occupied CRE PPP Source: S&P Global Market Intelligence; Company Documents Dollars in millions Data as of 3/31/21 unless otherwise noted 19 (1) Includes loans with in-market clients, inclusive of any out of market properties or projects (2) Excludes PPP loansGranular Loan Portfolio Loan Composition Loans by Collateral Type Hotels/Motels Unsecur ed 7% Nur sing Homes Owner-Occupied CRE 7% 2% Equipment Far m 6% C&I 1% 31.7% Multi-Family Convenience Stor es 2.3% Non Owner-Occupied CRE 5% 5% 3.9% Shopping Center s Business Assets PPP 5% 3% Restaur ants 1-4 Family 11.1% Other 2% 6% 15.6% C&D Land 5% Chur ches Multifamily 10.0% 2% Office Consumer & Other 7% 19.8% 5.6% Residential Other Non-Owner 13% Occupied 5% (2) Other Owner C&D Concentration: 81% Retail Loan Yield : War ehouse Occupied Industr ial Stor age CRE Concentration: 255% 4.73% 5% 6% War ehouse 2% 6% Southern States Credit Philosophy Commercial Loan Growth ($M) Focus on providing credit to small and medium sized businesses $790 $752 $61 $67 Granular loan portfolio with an average loan size of $301,602 $557 $215 $173 $483 $162 (1) $351 100% of loans are in Southern States’ footprint $130 $278 $324 $345 $132 $255 $221 $111 Active participant in the PPP, providing ~580 loans totaling $102 $145 million in combined credit through 4/30/21 $126 $188 $169 $140 $132 $75 $41 2016 2017 2018 2019 2020 Q1 '21 We anticipate realizing ~$4 million in total PPP fees C&I Owner-Occupied CRE Non-Owner-Occupied CRE PPP Source: S&P Global Market Intelligence; Company Documents Dollars in millions Data as of 3/31/21 unless otherwise noted 19 (1) Includes loans with in-market clients, inclusive of any out of market properties or projects (2) Excludes PPP loans

Asset Quality

- Comprehensive and conservative underwriting process
- Highly experienced bankers incentivized with equity ownership
- Commitment to a diverse loan portfolio while maintaining strong asset quality metrics
- Proactively manage loan concentrations with all collateral types capped at 50% of risk based capital
  - Hospitality capped in January 2020
  - Multifamily capped in September 2020
- Proactive approach to managing problem credits
- Legacy Credit Issues:
  - OREO: Shopping Center with three outparcels in Oxford, AL on balance sheet for $7.1 million and an appraised value of $7.6 million
  - OREO: Two-story multi-use facility in Birmingham, AL on balance sheet for $2.9 million and an appraised value of $3.9 million

Nonperforming Assets by Type



$4.8
$0.1
0.4%
$2.9
$1.8
$3.1
$0.5
$2.1
$0.5
0.2%
$6.3
$0.6
0.6%
$1.8
$3.9
$20.6
2.5%
$4.2
$3.0
$13.4
$15.4
$10.2
1.3%
$1.8
$3.4
$15.1
1.3%
$10.2
$1.0
$3.9
2016
2017
2018
2019
2020
Q1 '21
Nonaccruals ($mm)
TDRs ($mm)(2)
OREO ($mm)
NPAs / Loans + OREO (%)

Reserves / Loans(1)



NCOs / Avg. Loans
0.99%
1.02%
1.11%
1.11%
1.22%
1.23%
2016
2017
2018
2019
2020
Q1 '21
(0.05%)
0.10%
0.02%
0.57%
0.07%
<0.01%

Source: S&P Global Market Intelligence; Company Documents
Dollars in millions
(1) Excludes PPP loans
(2) TDRs reflect COVID-19 relief under the CARES Act and bank regulatory COVID-19 relief in 2020 and 2021

20

SOUTHERN STATES BANCSHARES, INC.

Multiple Acquisition Opportunities MD Potential M&A Opportunities Our Criteria IN Richmond 75 KY MO VA 24 65 Target banks headquartered in Alabama, Georgia Norfolk 81 and select Tennessee markets with assets Knoxville Nashville 95 Greensboro between $250M and $750M Raleigh 77 40 AR TN Charlotte Chattanooga Memphis — Approximately 103 potential bank opportunities NC 85 40 Huntsville 55 Columbia Birmingham Atlanta Acquisitions with tangible book value per share SC earnback less than three years MS 95 AL Columbus Jackson Montgomery GA 59 65 Immediate, significant EPS accretion 10 Mobile Tallahassee LA Jacksonville New Orleans FL Strong core funding — Approximately 58 improve cost of deposits Tennessee 18% Alabama Experienced management team 31% 103 Opportunities Attractive demographics — Approximately 53 banks improve population (1) growth Georgia 51% Source: S&P Global Market Intelligence; FDIC Data as of the three months ended 3/31/21 21 (1) Population data deposit weighted by county; deposit data as of 6/30/20Multiple Acquisition Opportunities MD Potential M&A Opportunities Our Criteria IN Richmond 75 KY MO VA 24 65 Target banks headquartered in Alabama, Georgia Norfolk 81 and select Tennessee markets with assets Knoxville Nashville 95 Greensboro between $250M and $750M Raleigh 77 40 AR TN Charlotte Chattanooga Memphis — Approximately 103 potential bank opportunities NC 85 40 Huntsville 55 Columbia Birmingham Atlanta Acquisitions with tangible book value per share SC earnback less than three years MS 95 AL Columbus Jackson Montgomery GA 59 65 Immediate, significant EPS accretion 10 Mobile Tallahassee LA Jacksonville New Orleans FL Strong core funding — Approximately 58 improve cost of deposits Tennessee 18% Alabama Experienced management team 31% 103 Opportunities Attractive demographics — Approximately 53 banks improve population (1) growth Georgia 51% Source: S&P Global Market Intelligence; FDIC Data as of the three months ended 3/31/21 21 (1) Population data deposit weighted by county; deposit data as of 6/30/20

Franchise Highlights History of robust organic growth and proven financial performance Experienced management team with ties to local markets Scalable business model supplemented by technology investments Demonstrated ability to effectively execute M&A strategy Core deposit funded franchise Diversified loan portfolio with conservative credit culture Long-term shareholder value is our primary focus 22

AppendixAppendix

Historical Selected Financials As of or for the Three Months Ended As of and for the Year Ended March 31, December 31, 2021 2020 2020 2019 2018 2017 2016 (Dollars in thousands, except per share data) Statement of Income Data: Interest Income $ 13,677 $ 12,509 $ 50,285 $ 46,955 $ 37,193 $ 29,567 $ 26,327 Interest Expense 1,393 2,727 8,708 12,106 7,528 3,858 3,190 Net Interest Income 12,284 9,782 41,577 34,849 29,665 25,709 23,136 Provision for Loan Losses 750 800 3,300 5,700 2,196 1,315 1,016 Noninterest Income 4,496 2,402 8,541 6,710 3,464 3,072 4,176 Total Noninterest Expense 8,532 7,886 32,185 27,771 20,924 18,081 17,234 Income before Income Taxes 7,498 3,498 14,633 8,088 10,009 9,385 9,062 Income Tax Expense 1,817 823 2,526 2,486 2,296 3,785 3,200 Net Income 5,681 2,675 12,107 5,602 7,713 5,600 5,862 Balance Sheet Data (Period End): Cash and Cash Equivalents $ 170,728 $ 109,517 $ 84,907 $ 115,235 $ 86,428 $ 68,528 $ 41,571 Securities 106,217 76,021 114,001 59,947 52,133 53,483 42,153 Loans held for sale 2,268 11,940 5,696 2,578 233 851 1,573 Loans, net of unearned income(1) 1,083,274 887,731 1,030,115 837,441 703,746 566,333 501,283 Allowance for Loan Losses 12,605 10,199 11,859 9,265 7,833 5,754 4,949 Loans, net 1,070,669 877,532 1,018,256 828,176 695,913 560,579 496,334 PPP Loans 60,846 — 66,556 — — — — Goodwill and Other Ingangible Assets 16,862 16,862 16,862 16,862 6,041 6,041 6,041 Other Intangibles 1,698 1,961 1,764 2027 334 462 590 Total Assets 1,459,236 1,170,381 1,332,506 1,095,491 887,607 735,531 628,578 Deposits 1,260,044 1,004,252 1,139,661 950,513 775,785 621,600 520,058 FHLB Advances 31,900 20,850 30,900 — 7,500 16,510 19,279 Other Borrowings 12,480 12,473 12,468 12,462 4,462 4,446 4,430 Other Liabilities 10,212 5,408 8,821 5,879 4,385 3,164 2,778 Total Stockholders' Equity 144,600 127,398 140,656 126,637 95,475 89,812 82,033 Per Share Data: Shares of common stock issued and outstanding 7,716,428 7,675,024 7,678,195 7,650,772 6,483,183 6,475,950 5,418,724 Diluted weighted average shares outstanding 7,794,859 7,791,229 7,765,863 6,901,621 6,515,173 6,246,065 3,308,890 Basic earnings per share $ 0.74 $ 0.35 $ 1.58 $ 0.82 $ 1.19 $ 0.90 $ 1.70 Diluted earnings per share 0.73 0.34 1.56 0.81 1.18 0.89 1.69 Book Value per share 18.74 16.60 18.32 16.55 14.73 13.87 15.14 Tangible Book Value per Share 16.34 14.15 15.89 14.08 13.74 12.86 13.92 Dividends Per Share(2) 0.09 -- 0.24 0.31 0.29 0.27 0.25 Performance Ratios: Return on Average Assets(3) 1.68% 0.96% 0.98% 0.57% 0.98% 0.85% 1.06 % Return on Average Stockholders' Equity(4) 16.11 8.46 9.49 5.22 8.29 6.31 12.69 Net Interest Margin 3.97 3.85 3.64 3.81 4.06 4.24 4.53 Efficiency Ratio 50.2 68.9 65.2 66.9 63.1 62.8 63.8 Noninterest Income / Average Assets(3) 1.33 0.86 0.69 0.68 0.44 0.47 0.76 Noninterest Expense / Average Assets(3) 2.53 2.84 2.59 2.82 2.66 2.75 3.12 Yield on Loans 4.87 5.43 4.93 5.68 5.43 5.25 5.53 Cost of Deposits 0.39 1.04 0.74 1.34 1.03 0.60 0.52 Loans to Deposits 86.0 88.4 90.4 88.1 90.0 90.2 95.5 Credit Quality Ratios: Nonperforming Assets to Total Assets(5) 0.97% 1.63% 1.03% 1.90% 0.50% 0.17% 0.34 % Nonperforming Assets to Total Loans and OREO(5) 1.29 2.14 1.32 2.47 0.63 0.22 0.42 Nonperforming Loans to Total Loans 0.36 1.55 0.34 1.65 0.55 0.13 0.40 Allowance for Loan Losses to Total Loans 1.16 1.15 1.15 1.11 1.11 1.02 0.99 Allowance for Loan Losses to Nonperforming Loans 326.81 74.03 338.00 67.13 202.20 761.78 244.70 Net Loan Charge-offs to Average Loans(6) 0.00 (0.02) 0.10 0.57 0.02 0.10 (0.06) (1) Includes non-accrual loans, loans 90 days and more past due, and PPP loans (2) The Company converted to a quarterly dividend in 2020. A dividend of $0.08 per share was paid following the first three quarters of 2020, with a dividend of $0.09 per share paid in January 2021 (3) Calculated based upon the average daily balance of total assets (4) Calculated based upon the average daily balance of total stockholders’ equity (5) Non-performing assets include all non-performing loans and other real estate owned, or OREO, properties acquired through or in lieu of foreclosure 24 (6) Calculated based upon the average daily balance of the outstanding loan principal balanceHistorical Selected Financials As of or for the Three Months Ended As of and for the Year Ended March 31, December 31, 2021 2020 2020 2019 2018 2017 2016 (Dollars in thousands, except per share data) Statement of Income Data: Interest Income $ 13,677 $ 12,509 $ 50,285 $ 46,955 $ 37,193 $ 29,567 $ 26,327 Interest Expense 1,393 2,727 8,708 12,106 7,528 3,858 3,190 Net Interest Income 12,284 9,782 41,577 34,849 29,665 25,709 23,136 Provision for Loan Losses 750 800 3,300 5,700 2,196 1,315 1,016 Noninterest Income 4,496 2,402 8,541 6,710 3,464 3,072 4,176 Total Noninterest Expense 8,532 7,886 32,185 27,771 20,924 18,081 17,234 Income before Income Taxes 7,498 3,498 14,633 8,088 10,009 9,385 9,062 Income Tax Expense 1,817 823 2,526 2,486 2,296 3,785 3,200 Net Income 5,681 2,675 12,107 5,602 7,713 5,600 5,862 Balance Sheet Data (Period End): Cash and Cash Equivalents $ 170,728 $ 109,517 $ 84,907 $ 115,235 $ 86,428 $ 68,528 $ 41,571 Securities 106,217 76,021 114,001 59,947 52,133 53,483 42,153 Loans held for sale 2,268 11,940 5,696 2,578 233 851 1,573 Loans, net of unearned income(1) 1,083,274 887,731 1,030,115 837,441 703,746 566,333 501,283 Allowance for Loan Losses 12,605 10,199 11,859 9,265 7,833 5,754 4,949 Loans, net 1,070,669 877,532 1,018,256 828,176 695,913 560,579 496,334 PPP Loans 60,846 — 66,556 — — — — Goodwill and Other Ingangible Assets 16,862 16,862 16,862 16,862 6,041 6,041 6,041 Other Intangibles 1,698 1,961 1,764 2027 334 462 590 Total Assets 1,459,236 1,170,381 1,332,506 1,095,491 887,607 735,531 628,578 Deposits 1,260,044 1,004,252 1,139,661 950,513 775,785 621,600 520,058 FHLB Advances 31,900 20,850 30,900 — 7,500 16,510 19,279 Other Borrowings 12,480 12,473 12,468 12,462 4,462 4,446 4,430 Other Liabilities 10,212 5,408 8,821 5,879 4,385 3,164 2,778 Total Stockholders' Equity 144,600 127,398 140,656 126,637 95,475 89,812 82,033 Per Share Data: Shares of common stock issued and outstanding 7,716,428 7,675,024 7,678,195 7,650,772 6,483,183 6,475,950 5,418,724 Diluted weighted average shares outstanding 7,794,859 7,791,229 7,765,863 6,901,621 6,515,173 6,246,065 3,308,890 Basic earnings per share $ 0.74 $ 0.35 $ 1.58 $ 0.82 $ 1.19 $ 0.90 $ 1.70 Diluted earnings per share 0.73 0.34 1.56 0.81 1.18 0.89 1.69 Book Value per share 18.74 16.60 18.32 16.55 14.73 13.87 15.14 Tangible Book Value per Share 16.34 14.15 15.89 14.08 13.74 12.86 13.92 Dividends Per Share(2) 0.09 -- 0.24 0.31 0.29 0.27 0.25 Performance Ratios: Return on Average Assets(3) 1.68% 0.96% 0.98% 0.57% 0.98% 0.85% 1.06 % Return on Average Stockholders' Equity(4) 16.11 8.46 9.49 5.22 8.29 6.31 12.69 Net Interest Margin 3.97 3.85 3.64 3.81 4.06 4.24 4.53 Efficiency Ratio 50.2 68.9 65.2 66.9 63.1 62.8 63.8 Noninterest Income / Average Assets(3) 1.33 0.86 0.69 0.68 0.44 0.47 0.76 Noninterest Expense / Average Assets(3) 2.53 2.84 2.59 2.82 2.66 2.75 3.12 Yield on Loans 4.87 5.43 4.93 5.68 5.43 5.25 5.53 Cost of Deposits 0.39 1.04 0.74 1.34 1.03 0.60 0.52 Loans to Deposits 86.0 88.4 90.4 88.1 90.0 90.2 95.5 Credit Quality Ratios: Nonperforming Assets to Total Assets(5) 0.97% 1.63% 1.03% 1.90% 0.50% 0.17% 0.34 % Nonperforming Assets to Total Loans and OREO(5) 1.29 2.14 1.32 2.47 0.63 0.22 0.42 Nonperforming Loans to Total Loans 0.36 1.55 0.34 1.65 0.55 0.13 0.40 Allowance for Loan Losses to Total Loans 1.16 1.15 1.15 1.11 1.11 1.02 0.99 Allowance for Loan Losses to Nonperforming Loans 326.81 74.03 338.00 67.13 202.20 761.78 244.70 Net Loan Charge-offs to Average Loans(6) 0.00 (0.02) 0.10 0.57 0.02 0.10 (0.06) (1) Includes non-accrual loans, loans 90 days and more past due, and PPP loans (2) The Company converted to a quarterly dividend in 2020. A dividend of $0.08 per share was paid following the first three quarters of 2020, with a dividend of $0.09 per share paid in January 2021 (3) Calculated based upon the average daily balance of total assets (4) Calculated based upon the average daily balance of total stockholders’ equity (5) Non-performing assets include all non-performing loans and other real estate owned, or OREO, properties acquired through or in lieu of foreclosure 24 (6) Calculated based upon the average daily balance of the outstanding loan principal balance

Non-GAAP Financial Measures Reconciliations

	As of and for the Quarter Ended	As of and for the Year Ended December 31,				
	3/31/2021	2020	2019	2018	2017	2016
Net Income	$5,681	$12,107	$5,602	$7,713	$5,600	$5,862
Add: Merger Expenses	-	-	3,373	-	-	-
Add: Net OREO Write-Downs (Gains)	-	844	(64)	37	(31)	(64)
Less: Gain on Sale of USDA Loan	2,807	-	-	-	-	-
Less: Non-Recurring Noninterest Income	-	615	1,992	-	-	-
Less: Gain (Loss) on Sale of Securities	(232)	742	14	(22)	7	299
Less: Tax Effect	(644)	(128)	(367)	15	(10)	(116)
Core Net Income	*$3,750*	*$11,722*	*$7,272*	*$7,757*	*$5,572*	*$5,615*
Average Assets	$1,368,119	$1,241,440	$985,273	$787,202	$656,481	$552,394
Core Return on Average Assets	*1.11%*	*0.94%*	*0.74%*	*0.99%*	*0.85%*	*1.02%*
Net Income	$5,681	$12,107	$5,602	$7,713	$5,600	$5,862
Add: Merger Expenses	-	-	3,373	-	-	-
Add: Net OREO Write-Downs (Gains)	-	844	(64)	37	(31)	(64)
Add: Provision	750	3,300	5,700	2,196	1,315	1,016
Less: Gain on Sale of USDA Loan	2,807	-	-	-	-	-
Less: Non-Recurring Noninterest Income	-	615	1,992	-	-	-
Less: Gain (Loss) on Sale of Securities	(232)	742	14	(22)	7	299
Add: Income Taxes	1,817	2,526	2,486	2,296	3,785	3,200
Pretax Pre-Provision Core Net Income	*$5,673*	*$17,420*	*$15,091*	*$12,264*	*$10,662*	*$9,715*
Average Assets	$1,368,119	$1,241,440	$985,273	$787,202	$656,481	$552,394
Pretax Pre-Provision Core Return on Average Assets	*1.68%*	*1.40%*	*1.53%*	*1.56%*	*1.62%*	*1.76%*
Total Stockholders' Equity	$144,600	$140,656	$126,637	$95,475	$89,812	$82,033
Less: Intangible Assets	18,560	18,626	18,889	6,375	6,503	6,631
Less: Minority Interest	-	-	-	-	-	-
Tangible Common Equity	*$126,040*	*$122,030*	*$107,748*	*$89,100*	*$83,309*	*$75,402*
Core Net Income	$3,750	$11,722	$7,272	$7,757	$5,572	$5,615
Diluted Weighted Average Shares Outstanding	7,794,859	7,765,863	6,901,621	6,515,173	6,246,065	3,308,890
Diluted Core Earnings Per Share	*$0.48*	*$1.51*	*$1.05*	*$1.19*	*$0.89*	*$1.70*

25

SOUTHERN STATES BANCSHARES, INC.

Non-GAAP Financial Measures Reconciliations

	As of and for the Quarter Ended	As of and for the Year Ended December 31,				
	3/31/2021	2020	2019	2018	2017	2016
Tangible Common Equity	$126,040	$122,030	$107,748	$89,100	$83,309	$75,402
Common Shares Outstanding at Year End	7,715,529	7,678,195	7,650,772	6,483,183	6,475,950	5,418,724
Tangible Book Value per Share	***$16.34***	***$15.89***	***$14.08***	***$13.74***	***$12.86***	***$13.92***
Total Assets at End of Period	$1,459,236	$1,332,506	$1,095,491	$887,607	$735,531	$628,578
Less: Intangible Assets	18,560	18,626	18,889	6,375	6,503	6,631
Adjusted Assets at End of Period	$1,440,676	$1,313,880	$1,076,602	$881,232	$729,028	$621,947
Tangible Common Equity to Tangible Assets	***8.75%***	***9.29%***	***10.01%***	***10.11%***	***11.43%***	***12.12%***
Total Average Stockholder's Equity	$143,058	$134,029	$107,330	$93,086	$88,694	$46,178
Less: Average Intangible Assets	18,601	18,764	10,386	6,442	6,569	6,642
Less: Average Minority Interest	-	-	-	-	-	-
Average Tangible Common Equity	$124,457	$115,265	$96,944	$86,644	$82,125	$39,536
Net Income to Common Shareholders	$5,681	$12,107	$5,602	$7,713	$5,600	$5,862
Return on Average Tangible Common Equity	***18.51%***	***10.50%***	***5.78%***	***8.90%***	***6.82%***	***14.83%***
Average Tangible Common Equity	$124,457	$115,265	$96,944	$86,644	$82,125	$39,536
Core Net Income	3,750	11,722	7,272	7,757	5,572	5,615
Core Return on Average Tangible Common Equity	***12.22%***	***10.17%***	***7.50%***	***8.95%***	***6.78%***	***14.20%***
Net Interest Income	$12,284	$41,577	$34,849	$29,665	$25,709	$23,136
Add: Noninterest Income	4,496	8,541	6,710	3,464	3,072	4,176
Less: Gain on Sale of USDA Loan	2,807	-	-	-	-	-
Less: Non-Recurring Noninterest Income	-	615	1,992	-	-	-
Less: Gain (Loss) on Sale of Securities	(232)	742	14	(22)	7	299
Operating Revenue	$14,205	$48,761	$39,554	$33,151	$28,774	$27,013
Expenses:						
Total Noninterest Expenses	$8,532	$32,185	$27,771	$20,924	$18,081	$17,234
Less: Merger Expenses	-	-	3,373	-	-	-
Less: Net OREO Write-Down (Gains)	-	844	(64)	37	(31)	(64)
Adjusted Noninterest Expenses	$8,532	$31,341	$24,462	$20,887	$18,112	$17,298
Core Efficiency Ratio	***60.06%***	***64.27%***	***61.84%***	***63.01%***	***62.95%***	***64.04%***

26

SOUTHERN STATES BANCSHARES, INC.

Non-GAAP Financial Measures Reconciliations Preliminary & Unaudited As of or for the quarter ended 6/30/2021 Balance Sheet and Capital Profitability Total Stockholders' Equity $148,903 Net Income $3,906 Less: Intangible Assets 18,494 Add: Merger Expenses - Less: Minority Interest - Add: Net OREO Write-Downs (Gains) - Less: Gain on Sale of USDA Loan - Tangible Common Equity $130,409 Less: Non-Recurring Noninterest Income - Common Shares Outstanding at End of Period 7,715,529 Less: Gain (Loss) on Sale of Securities 27 Tangible Book Value per Share $16.89 Less: Tax Effect (6) Total Assets at End of Period $1,514,436 Core Net Income $3,886 Less: Intangible Assets 18,494 Average Assets $1,491,372 Adjusted Assets at End of Period $1,495,942 Core Return on Average Assets 1.05% Tangible Common Equity to Tangible Assets 8.72% Total Average Stockholder's Equity $147,483 Less: Average Intangible Assets 18,535 Less: Average Minority Interest - Average Tangible Common Equity $128,948 Net Income to Common Shareholders $3,906 Return on Average Tangible Common Equity 12.1% Average Tangible Common Equity $128,948 Core Net Income 3,886 Core Return on Average Tangible Common Equity 12.1% 27Non-GAAP Financial Measures Reconciliations Preliminary & Unaudited As of or for the quarter ended 6/30/2021 Balance Sheet and Capital Profitability Total Stockholders' Equity $148,903 Net Income $3,906 Less: Intangible Assets 18,494 Add: Merger Expenses - Less: Minority Interest - Add: Net OREO Write-Downs (Gains) - Less: Gain on Sale of USDA Loan - Tangible Common Equity $130,409 Less: Non-Recurring Noninterest Income - Common Shares Outstanding at End of Period 7,715,529 Less: Gain (Loss) on Sale of Securities 27 Tangible Book Value per Share $16.89 Less: Tax Effect (6) Total Assets at End of Period $1,514,436 Core Net Income $3,886 Less: Intangible Assets 18,494 Average Assets $1,491,372 Adjusted Assets at End of Period $1,495,942 Core Return on Average Assets 1.05% Tangible Common Equity to Tangible Assets 8.72% Total Average Stockholder's Equity $147,483 Less: Average Intangible Assets 18,535 Less: Average Minority Interest - Average Tangible Common Equity $128,948 Net Income to Common Shareholders $3,906 Return on Average Tangible Common Equity 12.1% Average Tangible Common Equity $128,948 Core Net Income 3,886 Core Return on Average Tangible Common Equity 12.1% 27